                                   FACULTATIVE

                              REINSURANCE AGREEMENT

                                     between


                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

                               of Newark, Delaware

                             (hereinafter, "Cedent")


                                       and




                           of


                           (hereinafter, "Reinsurer")







                             EFFECTIVE JUNE 1, 2001





                                   [Specimen]

             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT




                                TABLE OF CONTENTS

ARTICLES                                                                   PAGE
--------                                                                   ----

I       Reinsurance Coverage                                                 3
II      Requirements for Facultative Reinsurance                             3
III     Liability                                                            4
IV      Types of Reinsurance                                                 4
V       Reinsurance Premiums                                                 5
VI      Reinsurance Accounting                                               5
VII     Oversights                                                           7
VIII    Reductions, Terminations and Changes                                 7
IX      Increase In Retention                                                8
X       Reinstatement                                                        9
XI      Expenses                                                             9
XII     Claims                                                               9
XIII    Duration and Termination                                            11
XIV     Premium Tax Reimbursement                                           12
XV      DAC Tax Requirements                                                12
XVI     Inspection Of Records                                               13
XVII    Insolvency                                                          13
XVIII   Arbitration                                                         14
XIX     Parties To Agreement                                                15
XX      Entire Agreement                                                    15
XXI     Choice of Law and Forum                                             15
XXII    Compliance with Privacy Laws                                        16
XXIII   Reinsurance Credit                                                  16

SCHEDULES
---------
A       Insured Risk
B       Reinsurance Premium Rates
C       Cedent's Retention Limits

EXHIBITS
--------
1       Impaired Risk Facultative Reinsurance Submission Form
2       DAC Tax Calculation
3       Reinsurance Questionnaire




                                       2
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             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT

          ALL SCHEDULES AND EXHIBITS ATTACHED HERETO WILL BE CONSIDERED
                             PART OF THIS AGREEMENT.

                                    ARTICLE I
                              REINSURANCE COVERAGE

1. Commencing on June 1, 2001, Cedent may submit individual life insurance risks to Reinsurer on a facultative basis, subject to the provisions of this Agreement. Only policies of the type shown on Schedule A are eligible for facultative reinsurance under this Agreement.

2. In order to apply for facultative reinsurance hereunder, Cedent must submit to Reinsurer: (i) a completed form in the format specified in Exhibit 1; and
    (ii) complete copies of the original application, medical examiner's reports, inspection reports, attending physicians' statements plus any other papers or information that may have a bearing on the insurability of the risk.

3. After Reinsurer has examined the underwriting information submitted in accordance with Paragraph 2 above, Reinsurer shall promptly notify Cedent in writing of either a final underwriting offer for facultative reinsurance or an underwriting offer for facultative reinsurance subject to additional requirements. Either underwriting offer of facultative reinsurance on an individual life will automatically terminate on the first of the following dates:

        A. The date Reinsurer receives notice from Cedent that Cedent has withdrawn Cedent's application for facultative reinsurance;

        B. A date that is one hundred twenty (120) days after the date Reinsurer made the offer; or

        C. The date specified in Reinsurer's offer.

4. If an underwriting offer made by Reinsurer in accordance with Paragraph 3 is accepted by Cedent in writing prior to the date the offer terminates, that individual life insurance risk is reinsured under the terms of this Agreement. (Cedent's policy(ies) reinsured pursuant to the terms of this Article I hereinafter referred to as "Covered Policy(ies).")

5. Reinsurance coverage for Covered Policies reinsured under this Agreement shall begin simultaneously with Cedent's liability once Reinsurer has accepted the application for facultative reinsurance in writing and Cedent has accepted Reinsurer's offer in accordance with Paragraph 4 above.

                                   ARTICLE II
                    REQUIREMENTS FOR FACULTATIVE REINSURANCE

Cedent shall not cede, and Reinsurer shall not accept, any individual life insurance for reinsurance under this Agreement unless the initial minimum amount of life insurance on each policy is not less than the minimum issue amount as shown on Schedule A.


                                       3
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             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT


                                   ARTICLE III
                                    LIABILITY

1. Reinsurer's liability for reinsurance on each Covered Policy will begin simultaneously with Cedent's liability once Cedent has accepted Reinsurer's underwriting offer in accordance with Article I.

2. Reinsurer's liability for reinsurance on each Covered Policy will terminate when Cedent's liability terminates.

3. The initial and subsequent Reinsurance Premiums (as defined herein) must be received by Reinsurer on a timely basis as provided in Article VI for Reinsurer to maintain Reinsurer's liability for each Covered Policy.

4. Reinsurer agrees to accept policies backdated to December 1, 2000 for reinsurance coverage under this Agreement. However, it is agreed that Reinsurer shall not be liable for any mortality risk on such policies until June 1, 2001. Reinsurer shall not be liable for proceeds paid under Cedent's conditional receipt or temporary insurance agreement, where Cedent's liability for payment under the conditional receipt or temporary insurance is established before Reinsurer has accepted the application for facultative reinsurance in writing and Cedent has accepted Reinsurer's offer.

5. For conversions and internal replacements issued as new policies, Reinsurer's liability under the new policy will begin when liability under the original policy terminates.

                                   ARTICLE IV
                              TYPES OF REINSURANCE

1. Reinsurance under this Agreement shall be on a yearly renewable term basis, based on the net amount at risk. The net amount at risk shall be determined as follows:

        A. If the Covered Policy is a level term policy or a reducing term policy, the net amount at risk shall equal the face amount of the Covered Policy.

        B. For all other Covered Policies, the net amount at risk shall equal the face amount of the Covered Policy less the total cash value of the Covered Policy.

2. If requested, Cedent shall furnish Reinsurer with a copy of each policy form, form of rider and rate book which applies to the life insurance reinsured hereunder.


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             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT

                                    ARTICLE V
                              REINSURANCE PREMIUMS

1. The premium for each Covered Policy reinsured pursuant to this Agreement will be (a) multiplied by (b) where: (a) equals the per thousand of net amount at risk reinsurance premium rate calculated in accordance with Schedule B; and (b) equals the number of thousands of net amount at risk ceded to Reinsurer (hereinafter, the "Reinsurance Premium"). Any policy conversions or renewals issued according to the terms of the Covered Policy shall be considered a continuation of the original insurance for the purpose of calculating future reinsurance premiums.

2. For technical reasons relating to the uncertain status of deficiency reserve requirements, the reinsurance premium rates shown in Schedule B cannot be guaranteed for more than one year. However, Reinsurer anticipates continuing to accept premiums on the basis of the reinsurance premium rates as described in Schedule B for reinsurance ceded. If Reinsurer deems it necessary to increase reinsurance premium rates, such increased rates shall not be higher than the valuation net premiums for yearly renewable term insurance calculated using the minimum statutory mortality rates and maximum statutory interest rate for each year of issue.

3. Reinsurer shall notify Cedent of its intention to change the reinsurance premium rates by giving ninety (90) days written notice. Reinsurer and Cedent will have this ninety (90) day period to negotiate a change in the rates. Any rate change that is agreed to will take effect at the end of this period. Should no agreement be reached by the end of this period, Cedent shall have the right to terminate this Agreement and recapture all or part of the reinsurance ceded under this Agreement by providing ninety (90) days written notice of termination. During the ninety (90) day termination notice period, premiums shall be calculated based on the current premium rate. With respect to any notice given under this Paragraph, the day the notice is deposited in the mail addressed to the home office or to an officer of the party receiving such notice will be the first day of the ninety (90) day period.

                                   ARTICLE VI
                             REINSURANCE ACCOUNTING

1.      PAYMENT OF REINSURANCE PREMIUMS

        A. Cedent shall prepare and submit to Reinsurer, electronically or by regular U.S. postal service, a monthly statement, which will provide the pertinent policy premium details in a mutually agreed upon report format, within thirty (30) days following the last day of the same calendar month. The net monthly premiums due will be (i) the balance of Reinsurance Premiums due on Covered Policies that were in force at the end of the immediately preceding calendar month and had a policy anniversary during the immediately preceding calendar month, plus
           (ii) Reinsurance Premiums due on new business reinsured during the current month, minus (iii) the refunds of Reinsurance Premiums due Cedent in the event of death, lapses

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             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT

           and changes, plus or minus (iv) any adjustment to the Reinsurance Premiums due to a misstatement of age or sex, without interest.

        B. If the monthly statement shows a net Reinsurance Premium balance is payable to Reinsurer, Cedent shall remit this amount due Reinsurer within thirty (30) days following the last day of the calendar month for which the statement was generated. If the amount is not paid within the prescribed period, the premiums for all of the reinsurance risks listed on the statement will be delinquent.

        C. If the monthly statement shows a net Reinsurance Premium balance is payable to Cedent, Reinsurer shall remit Reinsurer's payment to Cedent within thirty (30) days after receiving Cedent's statement.

2.      TERMINATION BECAUSE OF NON-PAYMENT OF PREMIUMS

        A. In the event that Reinsurance Premiums for any Covered Policy become delinquent, Reinsurer shall have the right to terminate reinsurance for that Covered Policy by giving Cedent thirty (30) days' prior written notice.

        B. Regardless of termination hereunder, Cedent will continue to be liable to Reinsurer for all unpaid Reinsurance Premiums earned by Reinsurer. Cedent agrees that Cedent will not force termination under this provision solely to avoid the recapture requirements hereunder or to transfer the block of business reinsured to another reinsurer.

3.      REINSTATEMENT OF A DELINQUENT STATEMENT

        Cedent may reinstate the terminated risks within sixty (60) days after the effective date of termination by paying the unpaid Reinsurance Premiums for the risks in force prior to the termination. However, Reinsurer will not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement will be the day that Reinsurer receives the required back Reinsurance Premiums.

4.      CURRENCY

        The Reinsurance Premiums and claims payable under this Agreement will be payable in the lawful money of the United States.

5.      OFFSET

        Any debts or credits incurred on and after the effective date of this Agreement in favor of or against either Cedent or Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

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             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT


6.      BALANCES IN DEFAULT

        Reinsurer reserves the right to charge interest at the Prime Rate plus 2% as stated in the Wall Street Journal on the first business day in January prior to the due date of the premium when renewal premiums are not paid within sixty (60) days of the due date, or premiums for new business are not paid within one hundred twenty (120) days of the date the policy is issued.

                                   ARTICLE VII
                                   OVERSIGHTS

Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery, and provided that the party making such error or omission or responsible for such delay shall be responsible for any additional liability which attaches as a result.

                                  ARTICLE VIII
                      REDUCTIONS, TERMINATIONS AND CHANGES

1. If there is a contractual or non-contractual replacement or change in the insurance reinsured under this Agreement where full medical underwriting evidence according to Cedent's regular underwriting rules is not required, the insurance will continue to be reinsured with Reinsurer.

2.      If the insurance reinsured under this Agreement increases and

        A. The increase is subject to new underwriting evidence, the provisions of Article I shall apply to the increase in reinsurance.

        B. The increase is not subject to new underwriting evidence, Reinsurer will accept automatically the increase in reinsurance but not to exceed Reinsurer's automatic binding limit.

3. If the insurance reinsured under this Agreement is increased or reduced, the reinsurance for each Covered Policy will be proportionately increased or reduced on the effective date of increase or reduction.

4. If any portion of the total insurance retained by Cedent on an individual life reinsured hereunder reduces or terminates, any reinsurance under this Agreement based on the same life will also be reduced or terminated. Cedent will reduce Cedent's reinsurance by applying the retention limits which were in effect at the time the Covered Policy was issued. Cedent will not be required to retain an amount in excess of Cedent's regular retention limit for the age, mortality rating and risk classification at the time of issue for any Covered Policy on which reinsurance is being reduced.

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             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT


        Cedent must first reduce the reinsurance of the insurance which has the same mortality rating as the terminated insurance. If further reduction is required, the reinsurance to be terminated or reduced will be determined by chronological order in which the reinsurance was first reinsured.

5. If the insurance for a risk is shared by more than one reinsurer, Reinsurer's percentage of the increased or reduced reinsurance will be the same as Reinsurer's percentage of the initial reinsurance of each Covered Policy.

6. If insurance reinsured under this Agreement is terminated, the reinsurance for the policy involved will be terminated on the effective date of termination.

7. If Cedent wishes to reduce the mortality rating on an individual life, this reduction will be subject to Article I of this Agreement.

8. Reinsurer will refund to Cedent all unearned reinsurance premiums, arising from reductions, terminations and changes as described in this Article.

                                   ARTICLE IX
                              INCREASE IN RETENTION

    1. If Cedent should increase Cedent's Retention Limits shown in Schedule C, Cedent shall give Reinsurer prompt written notice of this increase.

    2. Cedent will have the option to recapture all or any part of the reinsurance under this Agreement when Cedent's Retention Limits increase.

           A. Facultative Cessions: The recapture will be effected through a proportional increase in Cedent's Facultative Retained Percentage, defined as the percentage of the total net amount at risk on the policy that the ceding company retains at policy issue. The increase in the Facultative Retained Percentage will be proportionate to the increase in Cedent's Retention Limit for the corresponding issue ages.

        Cedent may exercise Cedent's option to recapture by giving Reinsurer ninety (90) days prior written notice of such recapture.

    3.  If Cedent exercises this option to recapture, then

           A. Cedent must reduce the reinsurance on each individual life on which Cedent retained its Facultative Retained Percentage that was in effect on this treaty at the time of the increase in Retention Limit.

           B. If an individual life is shared by more than one reinsurer, Reinsurer's percentage of the reduced reinsurance will be the same as Reinsurer's percentage of the initial reinsurance on the individual life.

    4. The reduction of reinsurance will become effective on the later of the following dates:

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             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT


           A. The policy anniversary date immediately following the effective date of Cedent's increase in Retention Limits.

           B. The number of years stated in Schedule A, beginning with the policy date of the first policy to be reinsured hereunder.

                                    ARTICLE X
                                  REINSTATEMENT

If a Covered Policy lapses for nonpayment of premium and is reinstated under Cedent's terms and rules, the reinsurance will be reinstated by Reinsurer. Cedent must pay Reinsurer all back Reinsurance Premiums in the same manner as Cedent received insurance premiums under Cedent's policy. Cedent must submit the policy and associated papers concerning the individual's insurability to Reinsurer to be underwritten and approved for the reinsurance to be reinstated if:

1.      the policy lapsed for six months or longer, or

2.      Cedent seeks additional underwriting information, or

3.      Cedent reinsures 100% of the policy.

If the above conditions are not present, Cedent may automatically reinstate a policy that was originally ceded to Reinsurer under this Agreement.

                                   ARTICLE XI
                                    EXPENSES

Cedent shall pay the expense of all medical examinations, inspection fees and other underwriting expenses in connection with the issuance of the insurance.

                                   ARTICLE XII
                                     CLAIMS

1. Reinsurer shall pay the amount reinsured under a Covered Policy within a reasonable time after Cedent submits the claim to Reinsurer. Reinsurer shall make payment to Cedent in a single sum regardless of Cedent's mode of settlement.

2. All reinsurance claim settlements made in accordance with Paragraph 1 above will be subject to the terms and conditions of the Covered Policy under which Cedent is liable.

3. When Cedent is advised of a claim for insurance benefits reinsured under this Agreement, Cedent must promptly notify Reinsurer.

4. If a claim is made under a Covered Policy reinsured under this Agreement, Reinsurer will abide by the issue as it is settled by Cedent. The maximum benefit

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             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT

        payable to Cedent under each Covered Policy is the amount specifically reinsured with Reinsurer. When Cedent requests payment of the reinsurance proceeds, Cedent must deliver a copy of the proof of death, proof of payment and the claimant's statement to Reinsurer.

5.      A. Cedent must promptly notify Reinsurer of Cedent's intent to contest insurance reinsured under this Agreement or to assert defenses to a claim for such insurance. Reinsurer shall participate in the contest or assertion of defenses unless Reinsurer notifies Cedent promptly that Reinsurer declines to participate. If Cedent's contest of such insurance results in the reduction of Cedent's liability, Reinsurer will share in this reduction. Reinsurer's percentage of the reduction will be Reinsurer's net amount of risk on the individual life as it relates to Cedent's total net amount at risk on the date of the death of the insured.

        B. If Reinsurer should decline to participate in the contest or assertion of defenses, Reinsurer will then release all of Reinsurer's liability by (i) paying Cedent the full amount of reinsurance as if there had been no contest, compromise or litigation of a claim, and Reinsurer's proportionate share of covered expenses incurred to the date, from the date Reinsurer notifies Cedent that Reinsurer declined to be a party and (ii) by not sharing in any subsequent reduction in liability.

6. If the amount of insurance provided by a Covered Policy reinsured under this Agreement is increased or reduced because of a misstatement of age or sex established after the death of the insured, Reinsurer will share with Cedent in this increase or reduction. Reinsurer's share of this increase or reduction will be the percentage that Reinsurer's net liability relates to Cedent's total net liability, immediately prior to this increase or reduction.

7. Cedent shall pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agents and employees and the cost of routine investigations.

8. Reinsurer shall share with Cedent all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of insurance or the assertion of defenses. These expenses will be shared in proportion to the net sum at risk for both parties. However, if Reinsurer has released Reinsurer's liability under Paragraph 5.B of this Article, Reinsurer will not share in any expenses incurred after Reinsurer's date of release.

9. Notwithstanding anything contained in this Article to the contrary, Reinsurer will pay Reinsurer's proportionate share of a judgment which includes extra-contractual damages awarded against Cedent in a lawsuit arising out of a contested claim unless Reinsurer has declined to participate in the contest pursuant to Paragraphs 5.A and 5.B of this Article.

        Reinsurer's liability for extra-contractual damages shall be limited to such extra-

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             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT


        contractual damages that are assessed solely as a result of a decision to deny or contest the claim. Reinsurer shall not be liable for such extra-contractual damages that arise solely from fraudulent or criminal conduct of an employee of the Cedent, as determined by the appropriate tribunal or authority, in connection with the investigation, processing and settlement of claims under the covered policy.

        The extent of such sharing between Cedent and Reinsurer is dependent upon the good faith assessment of culpability in each case, but all factors being equal, the parties will share in such extra-contractual damages in the same proportion as the quota share accepted by each party under the Agreement.

10. If either a misrepresentation or misstatement on an application or a death of the insured by suicide results in Cedent returning the policy premiums to the policy owner rather than paying the policy benefits, Reinsurer will refund all of the Reinsurance Premiums Reinsurer received on that policy to Cedent. This refund given by Reinsurer will be in lieu of all other reinsurance benefits payable on that policy under this Agreement.

                                  ARTICLE XIII
                            DURATION AND TERMINATION

1. This Agreement shall be unlimited as to its duration unless terminated pursuant to the provisions of this Article, Article V.3 or Article VI.2.

2. This Agreement may be terminated as to new business at any time by either party giving ninety (90) days' prior written notice of termination. The day the notice is deposited in the mail addressed to the home office or to an officer of either party will be the first day of the ninety (90) day period. During the ninety (90) day period, new Covered Policies shall be reinsured under this Agreement pursuant to Articles I. Reinsurer's acceptance of new facultative reinsurance under this Agreement during the ninety (90) day period will be subject to the terms of this Agreement and Cedent's payment of Reinsurance Premiums.

3. This Agreement may be terminated immediately as to new business by either party if the other party materially breaches this Agreement or becomes insolvent or financially impaired.

4. Terminations as to new reinsurance pursuant to this Article shall not affect existing reinsurance, which shall remain in force as long as Covered Policies remain in force and reinsurance premiums are paid when due.

5. If Cedent and Reinsurer are unable to reach an agreement regarding a change in the reinsurance premium rates pursuant to Paragraph 3 of Article V, Cedent may terminate this Agreement and recapture all or part of the reinsurance ceded under this Agreement in accordance with Paragraph 3 of
    Article V.

6.

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             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT



                                   ARTICLE XIV
                            PREMIUM TAX REIMBURSEMENT

Reinsurer shall not reimburse Cedent for any premium taxes Cedent may be required to pay with respect to reinsurance hereunder.

                                   ARTICLE XV
                              DAC TAX REQUIREMENTS

1. In accordance with Treasury Regulations Section 1.848-2(g)(8), Cedent and Reinsurer hereby elect to determine specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code (the "IRC"). This election shall be effective for the calendar year in which this Agreement commences and for all subsequent taxable years for which this Agreement remains in effect.

2. All uncapitalized terms used herein shall have the meanings set forth in the regulations under section 848 of the IRC.

3. Any party with the net positive consideration under this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the IRC.

4. Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

5. Cedent shall submit a schedule in the format specified in Exhibit 2 to Reinsurer by March 1 of each year of Cedent's calculations of the net consideration under this Agreement for the preceding calendar year. This schedule of calculations shall be accompanied by a statement signed by an officer of Cedent stating that Cedent will report such net consideration in its Federal income tax return for the preceding calendar year.

6. Reinsurer may contest such calculation by providing an alternative calculation to Cedent in writing within thirty (30) days of Reinsurer's receipt of Cedent's calculation. If Reinsurer does not notify Cedent within such time that it contests the calculation, Reinsurer shall report the net consideration as determined by Cedent in Reinsurer's tax return for the previous calendar year.

7. If Reinsurer contests Cedent's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date Reinsurer submits its alternative calculation. If the parties reach an agreement on an amount of net consideration, each party will report the agreed upon amount in its Federal income tax return for the previous calendar year. If during such period, Cedent and Reinsurer are unable to reach agreement, they shall promptly thereafter cause independent accountants of nationally recognized standing, satisfactory to Cedent and Reinsurer (who shall not have any material relationship with Cedent or Reinsurer), promptly to review

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             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT


        (which review shall commence no later than five (5) days after the selection of such independent accountants) this Agreement and the calculations of Cedent and Reinsurer for the purpose of calculating the net consideration under this Agreement. In making such calculation, such independent accountants shall consider only those items or amounts in Cedent's calculation as to which Reinsurer has disagreed.

        Such independent accountants shall deliver to Cedent and Reinsurer, as promptly as practicable (but no later than sixty (60) days after the commencement of their review), a report setting forth such calculation, which calculation shall result in a net consideration between the amount thereof shown in Cedent's calculation delivered pursuant to Paragraph 5 and the amount thereof in Reinsurer's calculation delivered pursuant to Paragraph 6. Such report shall be final and binding upon Cedent and Reinsurer. The fees, costs and expenses of such independent accountants shall be borne (i) by Cedent if the difference between the net consideration as calculated by the independent accountants and Cedent's calculation delivered pursuant to Paragraph 5 is greater than the difference between the net consideration as calculated by the independent accountants and Reinsurer's calculation delivered pursuant to Paragraph 6, (ii) by Reinsurer if the first such difference is less than the second such difference; and (iii) otherwise equally by Cedent and Reinsurer.

8. Both parties agree to attach a schedule to their respective federal income tax returns for the first taxable year ending after the date on which this election becomes effective which identifies this Agreement as a reinsurance agreement for which an election has been made under Treasury Regulations Section 1.848-2(g)(8).

9. Reinsurer represents and warrants that it is subject to United States taxation under Subchapter L of the IRC.

10. Reinsurer shall complete a Reinsurance Questionnaire in the format specified in Exhibit 3 and submit it to Cedent by May 1st of each calendar year.

                                   ARTICLE XVI
                              INSPECTION OF RECORDS

Reinsurer shall have the right, at any reasonable time, to inspect Cedent's books and documents which relate to Cedent's reinsurance under this Agreement.

                                  ARTICLE XVII
                                   INSOLVENCY

1. If Cedent becomes insolvent, all of the reinsurance due Cedent will be paid in full directly to Cedent or Cedent's liquidator (receiver or statutory successor) on the basis of Cedent's liability under the Covered Policies, without diminution because of Cedent's insolvency.

             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT

2. If Cedent becomes insolvent, the liquidator, receiver or statutory successor will give Reinsurer written notice of a pending claim against Cedent for insurance reinsured under this Agreement within a reasonable time after the claim is filed in the insolvency proceeding. During the insolvency proceedings where the claim is to be settled, Reinsurer may investigate this pending claim and interpose in Cedent's or Cedent's liquidator's, receiver's or statutory successor's name, but at Reinsurer's own expense, any defense or defenses which Reinsurer may believe available to Cedent or Cedent's liquidator, receiver or statutory successor.

3. The expenses incurred by Reinsurer will be chargeable, subject to court approval, against Cedent as part of the expense of liquidation, to the extent of the proportionate share of the benefit which may accrue to Cedent solely as a result of the defense undertaken by Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elects to interpose a defense or defenses to this claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by Cedent.

4. In the event of Reinsurer's insolvency, as determined by the department of insurance responsible for such determination, all reinsurance ceded under this Agreement may be recaptured immediately by Cedent without penalty effective as of the day prior to the earlier of Reinsurer's becoming insolvent or the date of such determination by the said department of insurance.

5. Where two or more reinsurers are members of a pool of reinsurers established hereby, the insolvency of one reinsurer shall not be deemed to abrogate this Agreement with respect to the other reinsurers.

                                  ARTICLE XVIII
                                   ARBITRATION

1. If the parties cannot mutually resolve a dispute or claim arising out of or in connection with this Agreement, including the formation or validity thereof, and whether arising during or after the period of this Agreement, the dispute or claim shall be settled by arbitration. The arbitrators shall have the authority to interpret this Agreement and in doing so shall consider the customs and practices of the life insurance and life reinsurance industries. The arbitrators shall have the authority to interpret this Agreement as an honorable engagement, and without regard to the law of any particular jurisdiction. To initiate arbitration, either party shall notify the other party by facsimile or by overnight delivery of its desire to arbitrate, stating the nature of the dispute and the remedy sought (the "Notice of Arbitration"). The party to which the notice is sent shall respond to the notification in writing within ten (10) business days of receipt.

2. Arbitration shall be conducted by three arbitrators who shall be current or past officers of life insurance companies other than the contracting companies or their affiliates. Each party shall appoint one arbitrator, and serve written notice of the appointment upon the other party, within thirty (30) business days after the date of delivery of the Notice of Arbitration. The two arbitrators so appointed shall

             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT

        select the third arbitrator within thirty (30) business days after the date of appointment of the second arbitrator to be appointed.

3.      In the event either party fails to choose an arbitrator within thirty
        (30) business days, as provided in Paragraph 2, the party that has given written notice may choose two arbitrators who shall in turn choose a third arbitrator before entering arbitration.

4. If the two arbitrators appointed in accordance with Paragraph 2 or Paragraph 3 are unable to agree upon the selection of a third arbitrator within thirty (30) business days after the appointment of the second arbitrator to be appointed, each arbitrator shall nominate three candidates within ten (10) business days thereafter, two of whom the other shall decline and the decision shall be made by drawing lots.

5. Arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of delivery of Notice of Arbitration.

6. Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third arbitrator. The arbitration hearing will be held in New York City.

7. The award agreed to by the arbitrators will be final and binding, and judgment may be entered upon it in any court having jurisdiction. The arbitrators shall not award punitive damages.

                                   ARTICLE XIX
                              PARTIES TO AGREEMENT

This is an Agreement solely between Cedent and Reinsurer. There will be no legal relationship between Reinsurer and any person having an interest of any kind in any Covered Policy.
                                   ARTICLE XX
                                ENTIRE AGREEMENT

1. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and there are no understandings between the parties other than as expressed in this Agreement.

2. Any change or modification to this Agreement shall be null and void unless made by amendment to this Agreement and signed by both parties.

                                   ARTICLE XXI
                             CHOICE OF LAW AND FORUM

New York law shall govern the terms and conditions of the Agreement.

             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT


                                  ARTICLE XXII
                          COMPLIANCE WITH PRIVACY LAWS

When Reinsurer receives information from Cedent which is subject to any state or Federal privacy laws or regulations, or similar laws or regulations, Reinsurer will keep such information confidential to the extent required by such state or Federal law or regulation and otherwise comply with such state or Federal law or regulation.

                                  ARTICLE XXIII
                               REINSURANCE CREDIT

It is the intention of Reinsurer and Cedent that Cedent qualify for reinsurance credit for reinsurance ceded under this Agreement. Reinsurer, at its sole cost and expense, shall do all that is necessary to comply with all applicable insurance laws and regulations to enable Cedent to take credit for the reinsurance ceded under this Agreement.

             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT



                           IN WITNESS WHEREOF the said
                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
                                       and



have by their respective officers executed and delivered these presents in duplicate on the date shown below.


NEW YORK LIFE INSURANCE                 NEW YORK LIFE INSURANCE
AND ANNUITY CORPORATION                 AND ANNUITY CORPORATION

Signed at________________________       Signed at________________________

By _______________________________      By_______________________________
    Its authorized representative          Its authorized representative

Title_____________________________      Title___________________________
Date______________________________      Date____________________________






Signed at                               Signed at
         -------------------------               ------------------------

By _______________________________      By_______________________________
    Its authorized representative          Its authorized representative


Title                                   Title
      -----------------------------           ---------------------------------

Date_______________________________     Date___________________________________

             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT

                                   SCHEDULE A
                                  INSURED RISK



1.  Plans of Insurance              Any joint or single life insurance policy or
                                    rider issued by Cedent and classified as
                                    substandard in accordance with Cedent's
                                    underwriting practices and guidelines.

2.  Minimum Issue Amount            $

3.  Years to Recapture

4.  Cedent's Facultative
    Retained Percentage
    of Each Risk:                     %

             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT

                                   SCHEDULE B
                            REINSURANCE PREMIUM RATES

    1a.    REINSURANCE PREMIUMS FOR SINGLE LIFE CASES

           The reinsurance premium rate per $1,000 of face amount ceded shall be found in the tables attached hereto. Reinsurance premiums shall be calculated using the following methodology. First, mortality rates
           for each insured shall be retrieved from the                  and
                    mortality tables based on each insured's age, sex and duration. Next, the appropriate multiplicative risk class factor from the following table will be applied to this rate.

               Standard Non-Smoker                   %
               Standard Smoker                        %

           Reinsurance Premiums = Rate per $1,000 x Face Amount Ceded/1,000.

           Substandard multiples and flat extra premiums will be applied to this reinsurance premium as shown below in section 3a.

           Term conversion policies will use point-in-scale rates with no first year allowance.

    1b.    REINSURANCE PREMIUMS FOR JOINT LIFE CASES

           Reinsurance premiums will be calculated using the following methodology.





               Select Preferred (Non-Smoker)
               Preferred (Non-Smoker), face amount < $              %
               Preferred (Non-Smoker), face amount >= $             %
               Standard Non-Smoker                                  %
               Select Standard (Smoker)                             %
               Standard Smoker                                      %

           (Slightly substandard insureds will be considered Standard as noted in section 2 below. More seriously substandard insureds, and non-qualifying Table 2, 3 and 4 insureds, will use standard rates adjusted as noted in section 3b below.) These individual rates will then be Frasierized to come up with a single mortality rate for the policy. This rate shall be the charge per $1,000 of face amount ceded. Total reinsurance premiums shall be calculated as follows:

           Reinsurance Premium  =  Rate per $1,000  x  Face Amount Ceded/1,000.

           Term conversion policies will use    % of new issue rates with no
           first year allowance.

           The net rates in all years will be a minimum of $    /$1,000.
           Flat extra premiums will be applied to this reinsurance premium as shown in section 3b below.

             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT



    2.     JOINT LIFE SHAVING PROGRAM ADJUSTMENT

           Cedent will submit cases where at least one life is table 5 or worse. If the other life is table 2-4 (or is standard w/ appropriate flat extras), it is shaved as follows:

           To Standard Non-smoker:
           Table 2, 3 and 4 Non-smokers
           Standard Non-smokers with a medical flat extra up to $     Standard
           Non-smokers with a non-medical flat extra up to $

           To Standard Smoker:
           Table 2, 3 and 4 Smokers
           Standard Smokers with a medical flat extra up to $     Standard
           Smokers with a non-medical flat extra up to $


           The binding and jumbo limits are as follows:

                                          Issue Ages          Limit
                                          ----------          -----
           Binding Limit                                   $   Million
           -------------
                                                           $   Million
                                                           $   Million

           Jumbo Limit                                     $   Million
           -----------

           ADDITIONAL LIMITATIONS FOR INCLUSION IN SHAVING POOL ARRANGEMENT
           Maximum issue age is   .
           No cases that present an alcohol, drug or criminal risk.

             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT



    3a.    SUBSTANDARD MULTIPLES AND FLAT EXTRAS FOR SINGLE LIFE CASES

                      UNDERWRITING CLASS        SINGLE LIFE FACTOR
                      ------------------        ------------------
                              Standard


        Overall Limitation: All individual mortality rates shall be limited to
           .

        The total premium remitted to the reinsurer will include the flat extra
        premium minus a   % allowance on single life cases.

    3b. SUBSTANDARD MULTIPLES AND FLAT EXTRAS FOR JOINT LIFE CASES.

                                       JOINT LIFE NON       JOINT LIFE SMOKER
                                       --------------       -----------------
                 UNDERWRITING CLASS     SMOKER FACTOR             FACTOR
                 ------------------     -------------             ------
                       Standard
                         1
                         2
                         3
                         4
                         5
                         6
                         7
                         8
                         9
                         10
                         11
                         12
                         13
                         14
                         15
                         16
                    Uninsurable

             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT


           Constant Extra Deaths Limitation: At the later of attained age or duration , but not to exceed attained age , take a difference between standard and substandard rates and apply it as an additive factor for all the later durations (i.e. constant extra deaths at this point.)

           Overall Limitation: All individual mortality rates shall be limited
           to    .

           The total premium remitted to the reinsurer will include the flat extra premium minus the allowances shown in the table below:

           Term of flat extra       Year 1  Years 2+
           ------------------       ------  --------
               years                    %         %
              years                     %         %

4.         RENEWAL OF INSURANCE

           The renewal of insurance shall be considered as a continuation of the original insurance for the purpose of calculating future reinsurance premiums.

             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT



                                   SCHEDULE C
                            CEDENT'S RETENTION LIMITS


=================================================================================================
                                                                          Additional Amount at
                                                                          the Discretion of the
                          Ages                    Amount                  Chief Underwriter
-------------------------------------------------------------------------------------------------
Single Life                                      $
                                                 $                        $
                                                 $                        $
=================================================================================================

=================================================================================================
                                                                          Additional Amount at
                                                                          the Discretion of the
                          Ages                    Amount                  Chief Underwriter
-------------------------------------------------------------------------------------------------
Joint Life                                        $
                                                  $                       $
                                                  $                       $
=================================================================================================

             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT


                                    EXHIBIT 1
            NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION PAGE 1 OF
              IMPAIRED RISK FACULTATIVE REINSURANCE SUBMISSION FORM



POLICY #'S: __________________________ G.O. CODE _______ S.C./H.O. UND. ________

PROPOSED INSURED:_______________________________________________________________
                LAST                   FIRST                        M.I.

BIRTH DATE:______ AGE/SEX:_________  STATE OF BIRTH:______  STATE OF RES: ______
TOTAL RISK AMT: $ _________ BASIC PLAN: ______   SMOKER: YES [ ]  NO [ ]

RATING REASONS:_______________________________      MIB CODES: _________________
                                                               (Code also UAS)
REQUIREMENTS RELEASED (Circle applicable):   HOR   OFL   DPS   MVR
---------------------  -----------------     ---------------------

NYL CLASS/FLAT EXTRA: ________________________      TOTAL RATING:   ____________
COMMENTS:                                                     MD REVIEW:
--------------------------------------------------------------------------------
  (Home Office Use Only)    COMPANY               BASIS        CESSION NUMBER
--------------------------------------------------------------------------------
FINAL
APPROVAL
SECTION 3
--------------------------------------------------------------------------------
UNDERWRITER: _______ SUBMITTED: _________  DATE COMP'D: _________________
COMPANY               OFFER                            DATE OFFER REC
-------               -----                            --------------

              ----------------------------------------------------

              ----------------------------------------------------           --------------------
REINS.#1
------------------------------------------------------------------

              ----------------------------------------------------

              ----------------------------------------------------           --------------------
REINS.#2
-----------------------------------------------------------------

              ----------------------------------------------------

              ----------------------------------------------------           --------------------
REINS.#3
------------------------------------------------------------------

              ----------------------------------------------------

              ----------------------------------------------------           --------------------
REINS.#4
------------------------------------------------------------------

              ----------------------------------------------------

              ----------------------------------------------------           --------------------
REINS.#5
------------------------------------------------------------------


TELEPHONES: (212) 576-5206 (  ) - 5118 (  ) - 4539  (  )   FAX: (212- 576-3802

             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT


                                    EXHIBIT 2
                               DAC TAX CALCULATION


CEDING COMPANY:       NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

ASSUMING COMPANY:     ___________________________

DATE:    _______________

DAC TAX - DEDUCTIONS FROM GROSS PREMIUM

DAC TAX CALCULATION   AMOUNT

GROSS PREMIUM

LESS:

DEDUCTIONS FROM GROSS PREMIUMS

Commissions
Death Claims
Claim Interest
Premium Taxes
Claim Investigation Expense
Claim Legal Expense
Waiver Claims
Surrenders
Experience Refunds
Admin Fee
Fee Income
Miscellaneous Interest
Dividends
Termination Dividends
Productions Bonus
Reserve Adjustments
Other (specify)

TOTAL DEDUCTIONS

NET CONSIDERATIONS

Please sign below confirming agreement with net considerations or provide an alternate calculation within 30 days

-------------------------------------
               Signature

-------------------------------------
          Type or Print Name

-------------------------------------
                 Title

-------------------------------------
                 Date

             NYLIAC IMPAIRED RISK FACULTATIVE REINSURANCE AGREEMENT

                                    EXHIBIT 3
                            REINSURANCE QUESTIONAIRE
                      FOR FEDERAL INCOME TAX DETERMINATION


The purpose of this questionnaire is to secure sufficient information to allow New York Life Insurance and Annuity Corporation ("New York Life") to account properly under the federal income tax rules for the reinsurance transactions you have with New York Life. Please provide New York Life with the following information:


1.      Are you either

        (a) a company that is subject to U.S. taxation directly under the provisions of subchapter L of chapter 1 of the Internal Revenue Code (i.e., an insurance company liable for filing Form 1120L or Form 1120-PC), or

        (b) a company that is subject indirectly to U.S. taxation under the provisions of subpart F of subchapter N of chapter 1 of the Internal Revenue Code (i.e., a "controlled foreign corporation" with the meaning of Internal Revenue Code Section 957)?

        Answer:      _____ Yes              _______ No

2. If your answer to 1. is no, have you entered into a closing agreement with the Internal Revenue Service to be subject to U.S. taxation with respect to reinsurance income pursuant to Treasury Regulation Section 1.848-2(h)(2)(ii)(B)?

        Answer:    _____ Yes                _______ No

       (If your answer is yes, please provide a copy of the closing agreement.)


Company Name:

Signed by:

Title:

Date: